EXHIBIT 10.4
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                          CONSULTING SERVICES AGREEMENT

     THIS CONSULTING SERVICES AGREEMENT entered into this 24th day of May, 2005 (hereinafter "Effective Date") by and between CORNELL CAPITAL PARTNERS, LP, a Delaware Limited Partnership ("Cornell") with its principal office at 101 Hudson Street - Suite 3700, Jersey City, New Jersey 07302, and IVOICE, INC., a New Jersey corporation, with its principal office located at 750 Highway 34, Matawan, New Jersey 07747 (the "Company").

     The Company desires to engage Cornell to perform as an independent contractor to provide certain consulting and advisory services to the Company as designated below, and Cornell desires to accept such engagement by the Company, pursuant to the terms and conditions of this Consulting Agreement.

     In consideration of the representations, warranties, mutual covenants and agreements set forth herein, the parties agree as follows:

1. SCOPE OF SERVICES.

     a. Duties and Performance. From time to time during the term of this Agreement, Cornell shall provide such advisory services to the Company with regard to general corporate matters (the "Services").

     b. Independent Contractor Status. The parties agree that Cornell is an independent contractor performing Services hereunder and not an employee of the Company. Cornell may use contractors or other third parties of Cornell's choice to assist Cornell in rendering such Services. Nothing herein or in the performance hereof shall imply either a joint venture or principal and agent relationship between the parties, nor shall either such relationship be deemed to have arisen under this Agreement.

2. COMPENSATION AND EXPENSES.

     a. Fee. In respect to Cornell performing any Services hereunder the Company shall pay to Cornell, a fee of four and one-half percent (4 1/2%) of the gross proceeds of the Promissory Note dated May 24, 2005 as earned by Cornell at such time (the "Fee").

3. INDEMNIFICATION. Exhibit A attached hereto and made a part hereof sets forth the understanding of the parties with respect to the indemnification and exculpation of Cornell. The provisions of Exhibit A shall survive, and remain in full force and effect after, the termination of this Agreement until fully performed.
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4. TERM AND TERMINATION. The term of this Agreement shall be for a period commencing on the Effective Date hereof and ending on the expiration or termination of the Promissory Note dated May 24, 2005.

5. MISCELLANEOUS.

     a. Notice. All notices and other communications hereunder shall be in writing and delivered by Federal Express or any other generally recognized overnight delivery service, or by hand, to the appropriate party at the address stated in the initial paragraph of this Agreement for such party or to such other address as a party indicates in a notice to the other party delivered in accordance with this Section.

     b. Severability. Should one or more provisions of this Agreement be held unenforceable, for whatever cause, the validity of the remainder of this Agreement shall remain unaffected. The parties shall, in such event, attempt in good faith to agree on new provisions which best correspond to the object of this Agreement.

     c. Entire Agreement. The parties have entered into the present Agreement after negotiations and discussions, an examination of its text, and an opportunity to consult counsel. This Agreement constitutes the entire understanding between the parties regarding to specific subject matter covered herein. This Agreement supersedes any and all prior written or oral contracts or understandings between the parties hereto and neither party shall be bound by any statements or representations made by either party not embodied in this Agreement. No provisions herein contained shall be waived, modified or altered, except by an instrument in writing, duly executed by the parties hereto.

     d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to any choice of law of conflict of law provision or rule whether such provision or rule is that of New Jersey or any other jurisdiction. Each party irrevocably consents to the exclusive personal jurisdiction of the Superior Courts of Hudson County New Jersey sitting in Jersey City New Jersey or the United States District Court for the District of New Jersey, sitting in Newark New Jersey, in connection with any action, suit or proceeding relating to or arising out of this Agreement or any of the transactions or relationships contemplated hereby. Each party, to the maximum extent permitted by law, hereby waives any objection that such party may now have or hereafter have to the jurisdiction of such courts on the basis of inconvenient forum or otherwise. Each party waives trial by jury in any proceeding that may arise with respect to this Agreement.

     e. No Implied Waivers. No delay or omission by either party to exercise its rights and remedies in connection with the breach or default of the other shall operate as or be construed as a waiver of such rights or remedies as to any subsequent breach.

     f. Counterparts. This Agreement may be executed in any number of counterparts, but all counterparts hereof shall together constitute but one agreement. In

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proving this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by both of the parties.

     g. Binding Nature. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties to this Agreement.

     h. Assignment. Except as set forth in this Agreement, neither party will have the right to assign, pledge or transfer all or any part of this Agreement without the prior written consent of the other, and any such purported assignment, pledge or transfer by a party without such prior written consent shall be void.

     i. Capacity. Cornell represents to the Company and the Company represents to Cornell, that each person signing this Agreement on their behalf has the full right and authority to do so, and to perform its obligations under this Agreement.

     j. Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.




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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.


CORNELL CAPITAL PARTNERS, LP           IVOICE, INC.

By: _____________________________      By: _____________________________
Name:                                  Name:  Jerome R. Mahoney
Title:                                 Title:       President & CEO





































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